Exhibit 99.1

FOR FURTHER INFORMATION:	RE: FTI Consulting, Inc.

AT FTI CONSULTING:	AT FINANCIAL RELATIONS BOARD:

Jack Dunn	Marilyn Windsor	Lisa Fortuna	Tim Grace
Chairman & CEO	General Inquiries	Analyst Inquiries	Media Inquiries
(410) 224-1483	(702) 515-1260	(312) 640-6779	(312) 640-6667

FOR IMMEDIATE RELEASE

WEDNESDAY, APRIL 28, 2004

FTI CONSULTING, INC. ANNOUNCES FIRST-QUARTER RESULTS

Revenues Reach $110.2 Million; Diluted EPS Totals $0.27

Updates 2004 Outlook

ANNAPOLIS, MD, April 28, 2004—FTI Consulting, Inc. (NYSE: FCN), the premier provider of corporate finance/restructuring, forensic and litigation consulting, and economic consulting, today reported its results for the first quarter ended March 31, 2004. The company also updated its outlook for the year.

First-Quarter Results

Revenues were $110.2 million, an increase of 8.7 percent compared with $101.4 million from continuing operations for the first quarter of 2003. Income from operations declined 36.5 percent to $20.9 million from $32.9 million in the comparable quarter last year, and earnings per share declined 41.3 percent to $0.27 on a diluted basis compared with $0.46 from continuing operations last year. Prior-year results have been adjusted to reflect the three-for-two stock split effected as a stock dividend paid to shareholders on June 4, 2003.

Commenting on the results, Jack Dunn, FTI’s chairman and chief executive officer, said, “The quarter’s performance was somewhat mixed. We were very pleased with our revenues, the highest in any quarter of the company’s history, which were offset by the interruptions associated with the previously announced personnel departures in our corporate finance/restructuring practice. January and February particularly reflected this issue, while March was a better month for all of our practice areas. This momentum has carried into April and we hope to build on it to drive our performance for the remainder of the year.”

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Earnings before interest, taxes, depreciation and amortization (EBITDA) were $24.7 million compared with $35.2 million from continuing operations in the prior year, a decrease of 29.8 percent. Although EBITDA is not a measure of financial condition or performance determined in accordance with Generally Accepted Accounting Principles, the company believes that the use of EBITDA as a supplemental financial measure is indicative of the company’s capacity to service debt and thereby provides additional useful information to investors regarding the company’s financial condition and results of operations.

Cash flow used in operations was $20.2 million compared with $19.1 million provided by operations in the first quarter of 2003. Cash flow from operations was reduced by several one-time events, including approximately $7.0 million to provide working capital for one of the company’s late-2003 acquisitions, and approximately $10.0 million of retainers returned to clients in connection with the above-mentioned personnel departures. In addition, the first quarter of each year is historically the period when the company pays the majority of its annual bonuses and final income tax payments for the prior year. Further, cash flow from operations included only $1.2 million of tax benefits related to the exercise of stock options, compared with $9.1 million in 2003.

At March 31, 2004, FTI had cash and cash equivalents of approximately $2.9 million. Total long-term debt at March 31, 2004 was $117.5 million, and $23.0 million was outstanding under the company’s $100 million revolving line of credit. The revolver was utilized in connection with the operating cash flow requirements for the quarter described above as well as a term-loan principal payment of $3.8 million, capital expenditures of $2.8 million, and the repurchase of 72,000 shares of common stock at an average price of $16.12 per share, for an aggregate of approximately $1.2 million. At March 31, 2004, the remaining amount authorized under the company’s current share repurchase program was approximately $44.8 million.

Total and billable headcounts at March 31, 2004 were 998 and 737, respectively. Utilization of billable personnel was 80 percent for the first quarter, and average rate per hour for the quarter was $357.

Business Segments

Primarily as a result of the company’s recently announced management reorganization, FTI’s three major business practices—corporate finance/restructuring, forensic and litigation consulting, and economic consulting—were operated as segments for the first quarter of 2004 in accordance with generally accepted accounting principles under Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. In 2003, FTI’s business practices were not operated as segments, and accordingly the company did not report results of operations by segment. The accompanying table reports revenues and EBITDA by segment for the first quarter of 2004 as well as associated segment business metrics, and for each quarter in 2003 reports only revenues and associated business metrics by major practice area that are estimates derived from classifying client engagements by the principal nature of the service.

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FTI CONSULTING		Page 2

As expected, corporate finance/restructuring revenues declined, falling 39.9 percent to $43.3 million from $72.0 million during the first quarter last year as a result of the reduced volume of new business in the restructuring market, as well as the departure of a number of professionals in the company’s restructuring practice. As a result, EBITDA margin was 28.9 percent, including total net costs of approximately $300,000 during the months of February and March associated with the departures. FTI is taking steps to reduce costs for this segment during the remainder of the year.

Forensic and litigation consulting revenues increased 70.9 percent to $44.1 million from $25.8 million last year as a result of organic growth and the acquisitions of DAS and Ten Eyck Associates in the fourth quarter of 2003. This segment’s EBITDA margin of approximately 29.0 percent was consistent with the company’s expectations and the investment in people required as the practice grows.

Economic consulting revenues also increased substantially, growing 551.4 percent to $22.8 million from $3.5 million as a result of modest organic growth and the acquisition of Lexecon late in the fourth quarter of 2003. This segment’s EBITDA margin of 23.7 percent exceeded initial expectations.

Dunn commented, “I am encouraged by the performance of all of our practice areas, including corporate finance/restructuring under the circumstances. Economic consulting had an outstanding quarter. Litigation and forensic consulting started out the year a bit slower that we had anticipated, but picked up the pace nicely and finished the quarter well. Additionally, our corporate finance/restructuring business improved in March, and appears on track for reasonable performance in the second quarter. We obviously have three vibrant practices staffed by some of the best professionals in the business.”

Outlook for the Remainder of 2004

FTI continues to anticipate that revenues will range from $422.0 million to $452.0 million for the year. Given the results for the first quarter, EBITDA and earnings per diluted share are now anticipated to range from $107.0 million to $118.0 million, and $1.22 to $1.35, respectively. The company also expects cash flow from operations to range from $66.0 million to $76.0 million. In addition, FTI is in negotiations to move and expand its New York Office to accommodate anticipated growth. Based on current discussions, the company is contemplating a transaction in which it would incur an additional one-time non-cash charge of approximately $3.2 million ($0.04 per share) during the remainder of 2004 in connection with the move. It would receive significant cash inducements that would be amortized over the future life of the new lease as a reduction of rent expense going forward.

First-Quarter Conference Call

FTI will hold a conference call to discuss first-quarter results and management’s outlook for the rest of 2004 at 11:00 a.m. Eastern time on Thursday, April 29, 2004. The call can be accessed live and will be available for replay over the Internet by logging onto www.vcall.com as well as on the company’s website, www.fticonsulting.com, for 90 days.

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FTI CONSULTING		Page 3

About FTI Consulting

FTI is the premier provider of corporate finance/restructuring, forensic and litigation consulting, and economic consulting. Strategically located in 24 of the major US cities and London, FTI employs approximately 1,000 professionals consisting of numerous PhDs, MBAs, CPAs, CIRAs and CFEs who are committed to delivering the highest level of service to our clients. These clients include the world’s largest corporations, financial institutions and law firms in matters involving financial and operational improvement and major litigation.

This press release includes “forward-looking” statements that involve uncertainties and risks. There can be no assurance that actual results will not differ from the company’s expectations. The company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this may occur from time to time in the future. As a result of these possible fluctuations, the company’s actual results may differ from our projections. Other factors that could cause such differences include pace and timing of additional acquisitions, the company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described in the company’s filings with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

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FTI CONSULTING		Page 4

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

(in thousands, except per share data)

	Three Months Ended
	March 31, 2004	March 31, 2003
	(unaudited)
Revenues	$110,240	$101,351

Direct cost of revenues	61,866	46,536
Selling, general and administrative expenses	25,758	21,167
Amortization of other intangible assets	1,721	775

	89,345	68,478

Operating income	20,895	32,873
Interest expense, net	1,407	1,830

Income from continuing operations before income tax provision	19,488	31,043
Income tax provision	7,971	12,575

Income from continuing operations	11,517	18,468

Income from operations of discontinued operations, net of income taxes(1)	—	1,230
Loss from sale of discontinued operations, net of income taxes	—	(255)

Income from discontinued operations	—	975

Net income	$11,517	$19,443

Earnings per common share - basic
Income from continuing operations	$0.27	$0.48
Income from discontinued operations	—	0.03

Net income	$0.27	$0.51

Weighted average common shares outstanding - basic	42,097	38,652

Earnings per common share - diluted
Income from continuing operations	$0.27	$0.46
Income from discontinued operations	$—	$0.02

Net income	$0.27	$0.48

Weighted average common shares outstanding - diluted	42,605	40,338

(1)	Revenues included in discontinued operations were $9,612 for the three months ended March 31, 2003.

Supplemental Financial Data
	March 31, 2004	March 31, 2003
	(in thousands)
EBITDA from continuing operations(2)
EBITDA Reconciliation:
EBITDA from continuing operations	$24,716	$35,203
Depreciation	2,100	1,555
Amortization of other intangible assets	1,721	775

Operating income	20,895	32,873
Interest expense, net	1,407	1,830
Income taxes	7,971	12,575

Income from continuing operations	11,517	18,468
Income from discontinued operations	—	975

Net income	$11,517	$19,443

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure defined as operating income before depreciation and amortization. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

(in thousands)

	March 31, 2004	March 31, 2003
Operating activities
Net income	$11,517	$19,443
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and other amortization	2,100	1,555
Amortization of other intangible assets	1,721	775
Provision for doubtful accounts	1,475	2,335
Income tax benefit from stock option exercises	1,215	9,129
Loss from sale of discontinued operations	—	255
Other	417	701
Changes in operating assets and liabilities
Accounts receivable, billed and unbilled	(20,957)	(5,192)
Accrued compensation expense	(7,836)	(5,752)
Billings in excess of services provided	(6,223)	(4,442)
Income taxes payable	(156)	(1,431)
Other assets and liabilities	(3,468)	1,769

Net cash (used in) provided by operating activities	(20,195)	19,145

Investing activities
Purchases of property and equipment	(2,798)	(3,545)
Cash received from sale of discontinued operations	—	2,150

Payments for acquisition of businesses, including contingent payments and acquisition costs	(860)	(408)
Change in other assets	1,150	1,460

Net cash used in investing activities	(2,508)	(343)

Financing activities
Issuance of common stock, net of offering costs	—	99,228
Issuance of common stock under stock option plan	1,928	4,596
Purchase of common stock	(1,161)	—
Borrowings under long-term debt arrangements	23,000	—
Repayments of long-term debt	(3,750)	(56,954)
Payments of capital lease obligations and other	(186)	(81)

Net cash provided by financing activities	19,831	46,789

Net increase (decrease) in cash and cash equivalents	(2,872)	65,591
Cash and cash equivalents, beginning of period	5,765	9,906

Cash and cash equivalents, end of period	$2,893	$75,497

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FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Revenues	EBITDA	Utilization	Average Rate	Billable Headcount
First Quarter Ended March 31, 2004
Corporate Finance/Restructuring	$43,287.1	$12,636.5	83%	$438	222
Forensic and Litigation Consulting	44,112.5	12,621.2	76%	$315	371
Economic Consulting	22,839.9	5,412.2	83%	$376	144

	$110,239.5	30,669.9	80%	$357	737

Corporate expenses		(5,953.9)

		$24,716.0

					estimated
First Quarter Ended March 31, 2003
Corporate Finance/Restructuring	$72,032.8	n/a	97%	$380	359
Forensic and Litigation Consulting	25,844.8	n/a	89%	$318	223
Economic Consulting	3,472.5	n/a	99%	$238	28

	$101,350.1	40,411.7	93%	$336	610

Corporate expenses		(5,208.3)

		$35,203.4

					estimated
Second Quarter Ended June 30, 2003
Corporate Finance/Restructuring	$66,226.2	n/a	90%	$410	334
Forensic and Litigation Consulting	25,471.6	n/a	75%	$274	226
Economic Consulting	2,828.3	n/a	92%	$272	27

	$94,526.1	38,361.0	85%	$350	587

Corporate expenses		(4,395.3)

		$33,965.7

					estimated
Third Quarter Ended September 30, 2003
Corporate Finance/Restructuring	$58,484.3	n/a	82%	$420	322
Forensic and Litigation Consulting	22,545.3	n/a	72%	$284	221
Economic Consulting	2,563.6	n/a	83%	$300	25

	$83,593.2	33,245.2	79%	$362	568

Corporate expenses		(4,774.9)

		$28,470.3

Fourth Quarter Ended December 31, 2003
Corporate Finance/Restructuring	$58,592.6	n/a	90%	$424	305
Forensic and Litigation Consulting	29,239.0	n/a	59%	$245	344
Economic Consulting	8,393.5	n/a	80%	$328	179

	$96,225.2	30,237.8	74%	$375	828

Corporate expenses		(4,341.1)

		$25,896.8

n/a - data not available

Outlook for 2004
Corporate Finance/Restructuring	$159,000	55,000	80%	$408	240
Forensic and Litigation Consulting	$185,000	61,000	78%	$303	385
Economic Consulting	$93,000	20,000	76%	$345	175

	$437,000	136,000	78%	$345	800

Corporate expenses		(25,000)

		111,000

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FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2004 AND DECEMBER 31, 2003

(in thousands, except per share amounts)

	March 31, 2004	December 31, 2003
Assets
Current assets
Cash and cash equivalents	$2,893	$5,765
Accounts receivable, net	68,053	57,584
Unbilled receivable, net	35,290	26,138
Other current assets	12,101	9,716

Total current assets	118,337	99,203

Property and equipment, net	21,361	20,757

Goodwill, net	514,834	514,544
Other intangible assets, net	8,737	10,137
Other assets	14,914	15,924

Total assets	$678,183	$660,565

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$13,784	$18,869
Accrued compensation	24,979	32,815
Current portion of long-term debt	17,500	16,250
Billings in excess of services provided	10,113	16,336

Total current liabilities	66,376	84,270

Long-term debt, less current portion	123,000	105,000
Deferred income taxes and other liabilities	19,850	16,139

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value; 75,000 shares authorized; 42,435 shares issued and outstanding in 2004 and 42,253 shares issued and outstanding in 2003	424	423
Additional paid-in capital	334,215	332,823
Unearned compensation	(4,866)	(5,733)
Retained earnings	139,184	127,667
Accumulated other comprehensive loss	—	(24)

Total stockholders’ equity	468,957	455,156

Total liabilities and stockholders’ equity	$678,183	$660,565

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FTI CONSULTING		Page 8